UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): October 26, 2011
GALENA BIOPHARMA, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33958	20-8099512

(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)
310 N. State Street, Suite 208
Lake Oswego, Oregon 97034
(Address of Principal Executive

Offices) (Zip Code)
Registrant’s telephone number, including area code: (855) 855-4253
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements and Related Audit Report
SIGNATURES

Item 4.02 Non-Reliance on Previously Issued Financial Statements and Related Audit Report.
     Management of Galena Biopharma, Inc. (“we,” “us,” “our” or the “Company”), in conjunction with the preparation of the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on October 25, 2011 by our RXi Pharmaceuticals Corporation subsidiary, identified an error in calculating our stock options modified and warrants potentially settleable in cash reported in our most recent Quarterly Report on Form 10-Q. On October 26, 2011, the Audit Committee of the board of directors approved the recommendation of our management that our consolidated financial statements for the quarter ended June 30, 2011 should no longer be relied upon, because of the error, which is described below.
     For the period ended June 30, 2011, we reported as current liabilities the fair value of stock options modified and of warrants potentially settleable in cash of $682,000 and $11,882,000, respectively, as determined using the Black-Scholes option-pricing model based on erroneous weighted-average stock volatility of 74.52%. The correct weighted-average stock volatility for this purpose was 98.63%. The non-cash charge associated with the warrant liability contributed to our reported net loss of $1,382,000 and $5,227,000 for the three and six months ended June 30, 2011, respectively. Our restated condensed consolidated financial statements as of June 30, 2011 will reflect corrected current liabilities of $1,036,000 and $14,254,000 attributable to the fair value of options modified and of warrants potentially settleable in cash, respectively. Our restated condensed consolidated financial statements also reflect associated other income of $871,000 and $2,306,000 and a net loss of $3,754,000 and $7,599,000 for the three and six months ended June 30, 2011, respectively. The adjustment to the fair value of the stock options modified liability is accounted for as a reclassification of additional paid-in capital and had no impact on the Company’s other income and net loss.
     Corrective Measures
     Concurrently with the filing of this Report, we are filing an amendment to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2011 to restate our financial statements contained in our Quarterly Report as described above.
     Our Audit Committee and executive officers have discussed the matters described herein with BDO USA, LLP, our independent registered public accounting firm.
     Controls and Procedures
     Our management, with the participation of our President and Chief Executive Officer, who also serves as our Chief Financial Officer, performed an evaluation of the effectiveness of the design and operation of our disclosure controls and procedures (as defined in Securities Exchange Act Rule 13a-15(e)) as of the end of the quarter ended June 30, 2011, and identified a deficiency, discussed below, that management considered to be a material weakness in the effectiveness of our internal controls over our accounting for stock options modified and our warrants potentially settleable in cash. Pursuant to standards established by the Public Company Accounting Oversight Board, a “material weakness” is a “significant deficiency or combination of significant deficiencies that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be presented or detected.”
     The weakness regarding the accounting for our stock options modified and for warrants potentially settleable in cash related to the miscalculation of the weighted-average stock volatility used in the application of the Black-Scholes option-pricing model. In populating the spreadsheet for the weighted-average volatilities of the four companies in the peer group identified by management, we inadvertently omitted the volatility of one company in the peer group. As a result, the weighted-average volatility (computed by dividing by four the sum of the volatilities of the companies in the peer group) omitted from the sum one of the four volatilities, which led to the lower reported weighted-average volatility. Having completed our review and evaluation of the calculation of weighted-average volatility and the application of the Black-Scholes option-pricing model, we believe that this weakness has been remedied. We intend to closely monitor the peer group of companies utilized for this purpose on an ongoing basis and additionally intend to enhance our internal review of the fair values of our stock options and warrants to ensure the effectiveness of all aspects of our controls related to stock options and warrants.

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     Based on his evaluation of the effectiveness of the design and operation of our disclosure controls and procedures, because of the effects on our reported results for the period ended June 30, 2011 of the miscalculation described above, our President, Chief Executive Officer and Chief Financial Officer concluded that our disclosure controls and procedures over our accounting for stock options modified and for warrants potentially settleable in cash were not effective as of the end of the quarter ended June 30, 2011.
     We continuously seek to improve and strengthen our control processes to ensure that all of our controls and procedures are adequate and effective. Any failure to implement and maintain improvements in the controls over our financial reporting could cause us to fail to meet our reporting obligations under the Securities and Exchange Commission’s rules and regulations. Any failure to improve our internal controls to address the weakness we have identified could also cause investors to lose confidence in our reported financial information, which could have a negative impact on the trading price of our common stock.

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 28, 2011	GALENA BIOPHARMA, INC.
	By:	/s/ Mark J. Ahn
Mark J. Ahn
President, Chief Executive Officer and Chief Financial Officer

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